Exhibit 99.1

NYSE to Commence Delisting Proceedings with Respect to the Warrants of KORE Group Holdings, Inc. (KORE.WS)

NEW YORK, December 6, 2023 – The New York Stock Exchange (“NYSE”, the “Exchange”) announced today that the staff of NYSE Regulation has determined to commence proceedings to delist the warrants of KORE Group Holdings, Inc. (the “Company”), each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share (the “Warrants”) — ticker symbol KORE.WS — from the NYSE. Trading in the Company’s Warrants will be suspended immediately. Trading in the Company’s common stock — ticker symbol KORE — will continue on the NYSE.

NYSE Regulation has determined that the Company’s Warrants are no longer suitable for listing based on “abnormally low” price levels, pursuant to Section 802.01D of the Listed Company Manual.

The Company has a right to a review of this determination by a Committee of the Board of Directors of the Exchange. The NYSE will apply to the Securities and Exchange Commission to delist the Warrants upon completion of all applicable procedures, including any appeal by the Company of the NYSE Regulation staff’s decision.

Company Contacts:
KORE Investor Contact:
Charley Brady
Vice President, Investor Relations
cbrady@korewireless.com
+1-678-392-2386

NYSE Contact:
NYSE Communications
PublicRelations-NYSE@ice.com
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